UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): June 29, 2007

RADIATION THERAPY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-50802

FLORIDA	65-0768951
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2234 Colonial Boulevard, Fort Myers, Florida	33907
(Address of principal executive offices)	(Zip Code)

(239) 931-7275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2007, Radiation Therapy Services, Inc. (“the Company”) closed on the exercise of the $50 million Term B accordion option feature under its Fourth Amended and Restated Credit Agreement dated December 16, 2005 among the Company, the banks and financial institutions identified as Lenders therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender, and Wachovia Bank, National Association as Syndication Agent for the Lenders (the “ Credit Facility”)

The Company used the proceeds of the closing to pay down the revolving credit facility component of the Credit Facility, after which the outstanding balances of the Term B loan and the revolving credit facility under the Credit Facility were $148.1 million and $29.2 million, respectively. The Company currently has available $110.5 million under the revolving credit facility component of the Credit Facility.

Some of the lenders under the Credit Facility, or their respective affiliates, have provided commercial, investment banking and financial advisory services to the Company and its affiliates from time to time in the ordinary course of business. In particular, Wachovia Capital Markets, LLC, an affiliate of Wachovia Bank, National Association, Banc of America Securities LLC, an affiliate of Bank of America, N.A., and SunTrust Capital Markets, Inc., an affiliate of SunTrust Bank, each served as an underwriter of the Company’s initial public offering. Wachovia Capital Markets, LLC also serves as the designated executive trading desk for the Company’s senior executives.

The Company’s press release dated July 2, 2007 announcing the $50 million expansion of the Company’s Credit Facility is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release dated July 2, 2007 announcing the $50 million expansion of the Company’s Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIATION THERAPY SERVICES, INC.

By:	/s/ David N.T. Watson
David N.T. Watson
Principal Financial Officer

Dated: July 2, 2007